UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 2, 2011

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K is being filed by Solta Medical, Inc. (the “Company”) for the sole purpose of disclosing the Company’s determination of the frequency of future advisory stockholder votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders on June 2, 2011 (“Annual Meeting”), the stockholders of the Company voted on a proposal regarding the frequency of the Company’s future stockholder advisory votes on executive compensation. As previously reported, a majority of the shares voted on that proposal were cast in favor of holding a stockholder advisory vote on executive compensation every year. In light of that vote, at a meeting of the Board of Directors held on July 26, 2011, the Board determined that the Company will hold a stockholder advisory vote on executive compensation at its annual meeting of stockholders every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: July 29, 2011	By:	/s/ John F. Glenn
John F. Glenn
Chief Financial Officer